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EXHIBIT 11
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                                                     CHARTER ONE FINANCIAL, INC.
                                                  COMPUTATION OF PER SHARE EARNINGS

                                                                                        THREE MONTHS ENDED
                                                                                   ------------------------------
                                                                                      3/31/00         3/31/99
                                                                                      -------         -------
                                                                                      (DOLLARS IN THOUSANDS,
                                                                                      EXCEPT PER SHARE DATA)
BASIC EARNINGS PER SHARE:
  Weighted average number of common shares outstanding..........................     209,425,108     214,167,501
                                                                                   ==============  ==============

  Net income....................................................................  $      111,709  $      102,946
                                                                                   ==============  ==============
  Basic earnings per share......................................................  $          .53  $          .48
                                                                                   ==============  ==============

DILUTED EARNINGS PER SHARE:
  Weighted average number of common shares outstanding..........................     209,425,108     214,167,501
  Add common stock equivalents for shares issuable under stock option plans.....       2,658,660       5,505,111
                                                                                   --------------  --------------
  Weighted average number of common and common equivalent shares
    outstanding.................................................................     212,083,768     219,672,612
                                                                                   ==============  ==============

  Net income....................................................................  $      111,709  $      102,946
                                                                                   ==============  ==============
  Diluted earnings per share....................................................  $          .53  $          .47
                                                                                   ==============  ==============



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